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                                                                   EXHIBIT 23(a)


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the use in the Form 10-KSB of UNICORP, Inc. (File No. 2-73389) for the fiscal year ended December 31, 1997, of our comments and report dated January 28, 1998. We also consent to all references to us in such Form 10-KSB, including references to us as experts.


                                     ALVIN L. DAHL & ASSOCIATES, P.C.


Dallas, Texas
March 3, 1998